Exhibit 10(a)

[EVERSHEDS SUTHERLAND (USA) LLP]

STEPHEN E. ROTH

DIRECT LINE: 202.383.0158

E-mail: steveroth@eversheds-sutherland.com

VIA EDGAR TRANSMISSION

CONSENT OF EVERSHEDS SUTHERLAND (USA) LLP

We hereby consent to the reference to our name under the caption “Legal Matters” in the Statement of Additional Information filed as part of the Post-effective Amendment No. 2 to the Registration Statement on Form N-4 for the SecureFoundationII®Variable Annuity (individual) contracts issued through Variable Annuity-8 Series Account of Great-West Life & Annuity Insurance Company of New York (File No. 333-203855). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

EVERSHEDS SUTHERLAND (USA) LLP

By:	/s/ Stephen E. Roth
Stephen E. Roth

Washington, D.C.

April 13, 2017

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